Stock Purchase Agreement

        THIS AGREEMENT is made this 2nd day of August, 2002 by and between ALEXANDER & WADE, Inc., a Nevada corporation ("AWI") and THE MERCER GROUP, INC., a California corporation ("TMG").

        WHEREAS, AWI is the owner of 15,000,000 shares of the issued and outstanding common stock of Commerce Development Corporation, Ltd., a Maryland corporation, with a par value $0.001 per share (the “CDC Stock”’); and

        WHEREAS, the CDC Stock owned by AWI constitutes 55.25 percent of the issued and outstanding shares of the capital stock of Commerce Development Corporation, Ltd.; and

        WHEREAS, AWI desires to sell all of its shares of the CDC Stock to TMG as hereinafter provided:

        NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, AWI and TMG agree as follows:

1)	Sale of the CDC Stock Upon the terms and conditions set forth in this Agreement, AWI does hereby sell, assign, transfer, and convey to TMG, free and clear of all liens and encumbrances, all of its right, title, and interest in and to 15,000,000 shares of the CDC Stock.

2)	Consideration. Upon the terms and conditions set forth in this Agreement, TMG has agreed to pay AWI the sum of $150,000 for the CDC Stock, with payments to be evidenced as follows:

a)	The sum of $20,000, in cash, on or before September l6, 2002;

b)	The sum of $30,000, in cash, on or before October 15, 2002; and

c)	The sum of $100,000, to be payable in equal monthly installments of $10,000 each, beginning on July 15, 2003, and continuing on the first day of each month thereafter, until the sum of $100,000 has paid been paid in full.

3)	Time is of the Essence. Time is of the essence of this Agreement.

4)	Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5)	Law Governing. This Agreement shall be construed and governed by the laws of the State of California, and all obligations hereunder shall be deemed performable in San Diego County, California.

6)	Entire Agreement. This instrument contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought

        IN WITNESS WHEREOF, this agreement has been executed in multiple counterparts on the date first written above.

ALEXANDER & WADE, INC. /s/ Frances A. Zubrowski Frances A. Zubrowski, Chairman THE MERCER GROUP, INC. /s/ Andrew B Mercer Andrew B Mercer, President